Exhibit 99.1

Coupa Software Reports Fourth Quarter & Full Year Fiscal 2020 Financial Results

Record Annual Revenues of $389.7 Million, Up 50% Year-Over-Year

Annual Calculated Billings of $468.9 Million, Up 49% Year-Over-Year

Record Annual Operating Cash Flows of $68.2 Million

SAN MATEO, Calif., March 16, 2020 – Coupa Software (NASDAQ: COUP) today announced financial results for its fourth quarter and fiscal year ended January 31, 2020.

“Coupa’s uniquely comprehensive Business Spend Management platform delivers value and savings to our customers by providing visibility, compliance, control and automation,” said Rob Bernshteyn, chairman and chief executive officer at Coupa. “Our record annual revenue of $390 million and quarterly revenue of $111 million, along with record operating and free cash flow performance are just a few of the financial results that reflect the real, measurable value being unlocked by members of our global Coupa community.”

Coupa defines calculated billings as the change in deferred revenue on the balance sheet for the period, plus revenue recognized during the period. Coupa defines free cash flows as operating cash flows less purchases of property and equipment. See the section titled “Non-GAAP Financial Measures” and the reconciliation tables below for important details regarding Coupa’s non-GAAP measures.

Fourth Quarter Results

•	Total revenues were $111.5 million, an increase of 49% compared to the same period last year. Subscription revenues were $98.6 million, an increase of 46% compared to the same period last year.

•

GAAP operating loss was $15.9 million, compared to a loss of $14.7 million for the same period last year. Non-GAAP operating income was $13.3 million, compared to income of $2.4 million for the same period last year.

•

GAAP net loss was $24.1 million, compared to a loss of $16.6 million for the same period last year. GAAP net loss per basic and diluted share was $0.38, compared to a loss of $0.28 for the same period last year. Non-GAAP net income was $15.0 million, compared to $3.4 million for the same period last year. Non-GAAP net income per diluted share was $0.21, compared to $0.05 for the same period last year.

•	Operating cash flows and free cash flows were positive $22.3 million and $20.2 million, respectively, for the quarter ended January 31, 2020.

Fiscal Year 2020 Results

•	Total revenues were $389.7 million, an increase of 50% from the previous year. Subscription revenues were $345.3 million, an increase of 48% from the previous year.

•

GAAP operating loss was $73.4 million, compared to a loss of $47.4 million for the previous year. Non-GAAP operating income was $31.9 million, compared to income of $12.5 million for the previous year.

•

GAAP net loss was $90.8 million, compared to a loss of $55.5 million for the previous year. GAAP net loss per basic and diluted share was $1.45, compared to a loss of $0.96 for the previous year. Non-GAAP net income was $36.6 million, compared to $11.6 million for the previous year. Non-GAAP net income per diluted share was $0.52, compared to $0.18 for the previous year.

•	Operating cash flows and free cash flows for the year ended January 31, 2020, were $68.2 million and $56.2 million, respectively.

Business Outlook:

The following forward-looking statements reflect Coupa’s expectations as of March 16, 2020.

First quarter of fiscal 2021:

•	Total revenues are expected to be between $111.5 and $112.5 million.

•	Subscription revenues are expected to be between $101.5 and $102.5 million.

•	Professional services and other revenues are expected to be approximately $10.0 million.

•	Non-GAAP income from operations is expected to be between $4.0 and $5.5 million.

•	Non-GAAP net income per diluted share is expected to be between $0.06 and $0.08 per share.

•	Diluted weighted average share count is expected to be 72.5 million shares.

Full year fiscal 2021:

•	Total revenues are expected to be between $488.0 and $490.0 million.

•	Non-GAAP income from operations is expected to be between $21.0 and $23.0 million.

•	Non-GAAP net income per diluted share is expected to be between $0.30 and $0.33 per share.

•	Diluted weighted average share count is expected to be 73.5 million shares.

Coupa has not reconciled its expectations for non-GAAP income from operations to GAAP loss from operations or non-GAAP net income per share to GAAP net loss per share because certain items excluded from non-GAAP income from operations and non-GAAP net income, such as charges related to share-based compensation expenses, amortization of acquired intangible assets, gains/losses on early conversion of convertible notes, amortization of debt discount and issuance costs from our convertible notes, and related tax effects, including non-recurring income tax adjustments, cannot be reasonably calculated or predicted at this time. In addition, the effect of the anti-dilutive impact of the capped call transactions entered into in connection with the convertible notes cannot be reasonably calculated or predicted at this time. The effect of these items may be significant.

Recent Business Highlights:

•

Welcomed many new customers into the Coupa community in Q4, including the following: American Signature, Ascend Performance Materials, AstraZeneca, Blue Sphere Singapore, Brex Inc., Centre for Neuro Skills, Event Hospitality and Entertainment, Fox

Corporation, Grupo Planeta, John Lewis Partnership, Lagardere Services Asia Pacific, Lightspeed HQ, Lucid Energy Group, NFI Industries, Orangetheory Fitness, ProPetro Holding, Quilter, Renewi, Rituals Cosmetics, SEEK, Shinsei Bank, Skyservice Business Aviation, SOK S Group, Sterilite, The Core Institute, The University of Texas System, Three Ireland, Watco Companies and Wintershall Dea.

•	Selected to digitally transform BMW Group’s business spend management processes.

•

Named a leader in The Forrester Wave™: eProcurement Platforms, Q4 2019, receiving the highest scores possible in 15 criteria, including: Market approach, Technology robustness, Supplier integration, Spend optimization, Roadmap and planned enhancements and Partner ecosystem.

•	Acquired travel optimization leader Yapta to deliver more value across Business Spend Management by empowering companies to achieve greater savings in Travel and Expense.

Conference Call Information:

Coupa will host a conference call and live webcast for analysts and investors at 5:00 p.m. Eastern time today.

•	Parties in the U.S. and Canada can access the call by dialing (855) 302-8830, using conference code 4766356.

•	International parties can access the call by dialing +1 (330) 871-6073, using conference code 4766356.

A live webcast will be accessible on Coupa’s investor relations website at http://investors.coupa.com. A replay will be available through the same link. A telephonic replay of the conference call will be available through Monday, March 23, 2020. To access the replay, parties in the U.S. and Canada should call (855) 859-2056 and enter conference code 4766356. International parties should call +1 (404) 537-3406 and enter conference code 4766356.

Non-GAAP Financial Measures:

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures that exclude certain items, including share-based compensation expenses, amortization of acquired intangible assets, amortization of debt discount and issuance costs from convertible notes, and related tax effects, including non-recurring income tax adjustments. In addition, the weighted average diluted shares used to calculate non-GAAP net income per share reflect the anti-dilutive impact of the capped call transactions entered into in connection with the convertible notes. Coupa believes these non-GAAP measures are useful in evaluating its operating performance and regularly reviews these measures as it evaluates its business.

Coupa believes these non-GAAP measures provide investors and other users of its financial information consistency and comparability with its past financial performance and facilitate period to period comparisons of operations. Coupa believes these non-GAAP measures are useful in evaluating its operating performance compared to that of other companies in its industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.

Coupa uses these non-GAAP measures in conjunction with GAAP measures as part of its overall assessment of its performance, including the preparation of its annual operating budget and quarterly forecasts, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. The definitions of its non-GAAP measures may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, Coupa’s non-GAAP measures should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

Coupa compensates for these limitations by providing investors and other users of its financial information a reconciliation of non-GAAP measures to the related GAAP financial measures. Coupa encourages investors and others to review its financial information in its entirety, not to rely on any single financial measure and to view its non-GAAP measures in conjunction with GAAP financial measures. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures attached to this release.

Forward-Looking Statements:

This release includes forward-looking statements. All statements other than statements of historical facts, including the statements of management and statements in “Business Outlook” are forward-looking statements. These forward-looking statements are based on Coupa’s current expectations and projections about future events and trends that Coupa believes may affect its financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially, including the uncertain impact of the global coronavirus pandemic, Coupa has a limited operating history at its current scale, which makes it difficult to predict its future operating results; if Coupa is unable to attract new customers, the growth of its revenues will be adversely affected; because its platform is sold to large enterprises with complex operating environments, Coupa encounters long and unpredictable sales cycles; risks and liabilities related to breach of its security measures or unauthorized access to customer data; the markets in which Coupa participates are intensely competitive; Coupa’s business depends substantially on its customers renewing their subscriptions and purchasing additional subscriptions; if Coupa fails to develop widespread brand awareness cost-effectively, its business may suffer; if Coupa fails to manage its recent rapid growth effectively, Coupa may be unable to execute its business plan, maintain high levels of service, or adequately address competitive challenges; the impact of acquisitions on its business, such as integration issues, assumption of unknown or unforeseen liabilities and ability to retain customers; and the impact of foreign currency exchange rates and global economic conditions.

These and other risks and uncertainties that could affect Coupa’s future results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Coupa’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on December 3, 2019, which is available at investors.coupa.com and on the SEC’s website at www.sec.gov. Further information on potential risks that could affect actual results will be included in other periodic filings Coupa makes with the SEC.

The forward-looking statements in this release reflect Coupa’s expectations as of March 16, 2020. Coupa undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in its expectations.

About Coupa Software

Coupa Software (NASDAQ: COUP) is a leading provider of BSM solutions. We offer a comprehensive, cloud-based BSM platform that has connected hundreds of organizations with more than five million suppliers globally. The Coupa BSM platform provides greater visibility into and control over how companies spend money. Using the Coupa BSM platform, businesses are able to achieve real, measurable value and savings that drive their profitability. Learn more at www.coupa.com. Read more on the Coupa Blog or follow @Coupa on Twitter.

Investor Relations:

Steven Horwitz

(650) 338-1340

ir@coupa.com

Media Contact:

Kristi Lewandowski

(650) 485-8506

kristi.lewandowski@coupa.com

COUPA SOFTWARE INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2020	2019	2020	2019
Revenues:
Subscription	$98,647	$67,529	$345,261	$233,428
Professional services and other	12,805	7,379	44,458	26,938

Total revenues	111,452	74,908	389,719	260,366
Cost of revenues:
Subscription	26,235	16,216	89,452	53,153
Professional services and other	13,868	8,809	49,764	30,301

Total cost of revenues	40,103	25,025	139,216	83,454

Gross profit	71,349	49,883	250,503	176,912

Operating expenses:
Research and development	25,251	18,915	93,089	61,608
Sales and marketing	42,641	28,797	155,216	105,659
General and administrative	19,326	16,920	75,623	57,005

Total operating expenses	87,218	64,632	323,928	224,272

Loss from operations	(15,869)	(14,749)	(73,425)	(47,360)
Interest expense	(12,784)	(3,242)	(37,658)	(12,518)
Interest income and other, net	2,837	2,255	9,316	3,817

Loss before provision for (benefit from) income taxes	(25,816)	(15,736)	(101,767)	(56,061)
Provision for (benefit from) income taxes	(1,763)	835	(10,935)	(537)

Net loss	$(24,053)	$(16,571)	$(90,832)	$(55,524)

Net loss per share attributable to common stockholders, basic and diluted	$(0.38)	$(0.28)	$(1.45)	$(0.96)

Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	63,999	59,752	62,484	57,716

COUPA SOFTWARE INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	January 31, 2020	January 31, 2019
Assets
Current assets:
Cash and cash equivalents	$268,045	$141,250
Marketable securities	499,160	180,169
Accounts receivable, net of allowances	118,508	95,274
Prepaid expenses and other current assets	31,636	10,343
Deferred commissions, current portion	11,982	7,324

Total current assets	929,331	434,360
Property and equipment, net	18,802	10,549
Deferred commissions, net of current portion	30,921	18,904
Goodwill	442,112	209,560
Intangible assets, net	128,660	55,925
Operating lease right-of-use assets	32,026	—
Other assets	14,399	10,766

Total assets	$1,596,251	$740,064

Liabilities, Temporary Equity and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,517	$5,485
Accrued expenses and other current liabilities	54,245	41,792
Deferred revenue, current portion	257,692	179,967
Current portion of convertible senior notes, net	187,115	174,615
Operating lease liabilities, current portion	8,199	—

Total current liabilities	510,768	401,859
Convertible senior notes, net	562,612	—
Deferred revenue, net of current portion	4,091	2,620
Operating lease liabilities, net of current portion	25,490	—
Other liabilities	30,798	22,304

Total liabilities	1,133,759	426,783

Temporary equity	16,835	—
Stockholders’ equity:
Preferred stock, $0.0001 par value per share	—	—
Common stock, $0.0001 par value per share	7	6
Additional paid-in capital	790,468	567,797
Accumulated other comprehensive income	871	335
Accumulated deficit	(345,689)	(254,857)

Total stockholders’ equity	445,657	313,281

Total liabilities, temporary equity and stockholders’ equity	$1,596,251	$740,064

COUPA SOFTWARE INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Year Ended January 31,
	2020	2019
Cash flows from operating activities
Net loss	$(90,832)	$(55,524)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	28,553	10,442
Accretion of discounts on marketable securities, net	325	(1,621)
Amortization of deferred commissions	9,556	5,791
Amortization of debt discount and issuance costs	35,922	11,605
Stock-based compensation	81,376	52,945
Other	(1,381)	282
Changes in operating assets and liabilities net of effects from acquisitions:
Accounts receivable	(11,154)	(28,493)
Prepaid expenses and other current assets	(16,374)	410
Other assets	2,963	(3,402)
Deferred commissions	(26,231)	(15,332)
Accounts payable	(3,720)	3,182
Accrued expenses and other liabilities	(14,520)	11,399
Deferred revenue	73,673	45,752

Net cash provided by operating activities	68,156	37,436

Cash flows from investing activities
Purchases of marketable securities	(583,151)	(302,922)
Maturities of marketable securities	66,363	124,139
Sales of marketable securities	199,314	—
Acquisitions, net of cash acquired	(308,406)	(143,885)
Purchases of property and equipment	(11,970)	(7,528)

Net cash used in investing activities	(637,850)	(330,196)

Cash flows from financing activities
Proceeds from issuance of convertible senior notes, net of issuance costs	786,157	(639)
Purchase of capped calls	(118,738)	—
Proceeds from the exercise of common stock options	17,781	12,964
Proceeds from issuance of common stock for employee stock purchase plan	11,455	8,778

Net cash provided by financing activities	696,655	21,103

Net increase (decrease) in cash, cash equivalents, and restricted cash	126,961	(271,657)
Cash, cash equivalents, and restricted cash at beginning of year	141,319	412,976

Cash, cash equivalents, and restricted cash at end of period	$268,280	$141,319

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	268,045	141,250
Restricted cash included in other assets and prepaid expenses and other current assets	235	69

Total cash, cash equivalents, and restricted cash	$268,280	$141,319

COUPA SOFTWARE INCORPORATED

Reconciliation of GAAP to Non-GAAP Financial Measures

Three Months Ended January 31, 2020

(in thousands, except percentages and per share amounts)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Amortization of Debt Discount and Issuance Costs	Other Expenses (2)	Non-GAAP
Costs and expenses:
Costs of subscription	$26,235	$(1,937)	$(5,707)	$—	$—	$18,591
Costs of professional services and other	13,868	(2,192)	(200)	—	—	11,476
Gross profit	64.0%	3.7%	5.3%	0.0%	0.0%	73.0%

Research and development	25,251	(5,519)	—	—	—	19,732
Sales and marketing	42,641	(6,318)	(1,992)	—	—	34,331
General and administrative	19,326	(5,342)	—	—	—	13,984
Income (loss) from operations	(15,869)	21,308	7,899	—	—	13,338
Operating margin	-14.2%	19.1%	7.1%	0.0%	0.0%	12.0%

Interest expense	(12,784)	—	—	12,572	—	(212)
Interest income and other, net	2,837	—	—	—	—	2,837
Income (loss) before provision for (benefit from) income taxes	(25,816)	21,308	7,899	12,572	—	15,963
Provision for (benefit from) income taxes	(1,763)	531	(135)	—	2,331	964
Net income (loss)	(24,053)	20,777	8,034	12,572	(2,331)	14,999

Net income (loss) per share attributable to common stockholders, basic (1)	$(0.38)					$0.23
Net income (loss) per share attributable to common stockholders, diluted (1)	$(0.38)					$0.21

(1)

GAAP net loss per share is calculated based upon 63,999 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 63,999 basic and 72,235 diluted weighted-average shares of common stock. The Company uses the treasury stock method to calculate the non-GAAP diluted shares related to the convertible notes which reflects any anti-dilutive impact of the capped call transactions entered into in connection with the convertible notes.

(2)	Other expenses consists of the release of valuation allowances against deferred tax assets.

COUPA SOFTWARE INCORPORATED

Reconciliation of GAAP to Non-GAAP Financial Measures

Three Months Ended January 31, 2019

(in thousands, except percentages and per share amounts)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Amortization of Debt Discount and Issuance Costs	Other Expenses (2)	Non-GAAP
Costs and expenses:
Costs of subscription services	$16,216	$(1,209)	$(2,009)	$—	$—	$12,998
Costs of professional services and other	8,809	(1,183)	—	—	—	7,626
Gross profit	66.6%	3.2%	2.7%	0.0%	0.0%	72.5%

Research and development	18,915	(3,290)	—	—	—	15,625
Sales and marketing	28,797	(4,054)	(841)	—	—	23,902
General and administrative	16,920	(4,520)	—	—	—	12,400
Income (loss) from operations	(14,749)	14,256	2,850	—	—	2,357
Operating margin	-19.7%	19.0%	3.8%	0.0%	0.0%	3.1%

Interest expense	(3,242)	—	—	3,010	—	(232)
Interest income and other, net	2,255	—	—	—	—	2,255
Income (loss) before provision for income taxes	(15,736)	14,256	2,850	3,010	—	4,380
Provision for income taxes	835	220	(85)	—	48	1,018
Net income (loss)	(16,571)	14,036	2,935	3,010	(48)	3,362

Net income (loss) per share attributable to common stockholders, basic (1)	$(0.28)					$0.06
Net income (loss) per share attributable to common stockholders, diluted (1)	$(0.28)					$0.05

(1)

GAAP net loss per share is calculated based upon 59,752 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 59,752 basic and 66,482 diluted weighted-average shares of common stock. The Company uses the treasury stock method to calculate the non-GAAP diluted shares related to the convertible notes. Please note that the Company began reflecting the anti-dilutive impact of the capped call transactions entered into in connection with the convertible notes in its calculation of diluted weighted-average shares of common stock to determine non-GAAP net income per share beginning with the quarter ended January 31, 2019. The effect of this change is not material for any period previously presented.

(2)	Other expenses consists of the release of a valuation allowance against deferred tax assets.

COUPA SOFTWARE INCORPORATED

Reconciliation of GAAP to Non-GAAP Financial Measures

Year Ended January 31, 2020

(in thousands, except per share amounts)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Amortization of Debt Discount and Issuance Costs	Other Expenses (2)	Non-GAAP
Costs and expenses:
Costs of subscription	$89,452	$(6,982)	$(17,242)	$—	$—	$65,228
Costs of professional services and other	49,764	(7,773)	(400)	—	—	41,591
Gross profit	64.3%	3.8%	4.5%	0.0%	0.0%	72.6%

Research and development	93,089	(20,159)	—	—	—	72,930
Sales and marketing	155,216	(23,352)	(6,334)	—	—	125,530
General and administrative	75,623	(23,110)	—	—	—	52,513
Income (loss) from operations	(73,425)	81,376	23,976	—	—	31,927
Operating margin	-18.8%	20.9%	6.2%	0.0%	0.0%	8.2%

Interest expense	(37,658)	—	—	35,922	—	(1,736)
Interest income and other, net	9,316	—	—	—	—	9,316
Income (loss) before provision for (benefit from) income taxes	(101,767)	81,376	23,976	35,922	—	39,507
Provision for (benefit from) income taxes	(10,935)	2,328	(504)	—	12,002	2,891
Net income (loss)	(90,832)	79,048	24,480	35,922	(12,002)	36,616

Net income (loss) per share attributable to common stockholders, basic (1)	$(1.45)					$0.59
Net income (loss) per share attributable to common stockholders, diluted (1)	$(1.45)					$0.52

(1)

GAAP net loss per share is calculated based upon 62,484 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 62,484 basic and 69,933 diluted weighted-average shares of common stock. The Company uses the treasury stock method to calculate the non-GAAP diluted shares related to the convertible notes which reflects any anti-dilutive impact of the capped call transactions entered into in connection with the convertible notes.

(2)	Other expenses consists of the release of valuation allowances against deferred tax assets.

COUPA SOFTWARE INCORPORATED

Reconciliation of GAAP to Non-GAAP Financial Measures

Year Ended January 31, 2019

(in thousands, except per share amounts)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Amortization of Debt Discount and Issuance Costs	Other Expenses (2)	Non-GAAP
Costs and expenses:
Costs of subscription services	$53,153	$(4,285)	$(5,045)	$—	$—	$43,823
Costs of professional services and other	30,301	(4,269)	—	—	—	26,032
Gross profit	67.9%	3.3%	1.9%	0.0%	0.0%	73.2%

Research and development	61,608	(11,841)	—	—	—	49,767
Sales and marketing	105,659	(14,786)	(1,835)	—	—	89,038
General and administrative	57,005	(17,765)	—	—	—	39,240
Income (loss) from operations	(47,360)	52,946	6,880	—	—	12,466
Operating margin	-18.2%	20.3%	2.6%	0.0%	0.0%	4.8%

Interest expense	(12,518)	—	—	11,605	—	(913)
Interest income and other, net	3,817	—	—	—	—	3,817
Income (loss) before provision for (benefit from) income taxes	(56,061)	52,946	6,880	11,605	—	15,370
Provision for (benefit from) income taxes	(537)	1,142	8	—	3,174	3,787
Net income (loss)	(55,524)	51,804	6,872	11,605	(3,174)	11,583

Net income (loss) per share attributable to common stockholders, basic (1)	$(0.96)					$0.20
Net income (loss) per share attributable to common stockholders, diluted (1)	$(0.96)					$0.18

(1)

GAAP net loss per share is calculated based upon 57,716 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 57,716 basic and 64,065 diluted weighted-average shares of common stock. The Company uses the treasury stock method to calculate the non-GAAP diluted shares related to the convertible notes. Please note that the Company began reflecting the anti-dilutive impact of the capped call transactions entered into in connection with the convertible notes in its calculation of diluted weighted-average shares of common stock to determine non-GAAP net income per share beginning with the quarter ended January 31, 2019. The effect of this change is not material for any period previously presented.

(2)	Other expenses consists of the release of valuation allowances against deferred tax assets.

COUPA SOFTWARE INCORPORATED

Reconciliation of GAAP Cash Flows from Operations to Free Cash Flows

(A Non-GAAP Financial Measure)

(in thousands)

(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2020	2019	2020	2019
Net cash provided by operating activities	$22,279	$9,473	$68,156	$37,436
Less: purchases of property and equipment	(2,108)	(2,658)	(11,970)	(7,528)

Free cash flows	$20,171	$6,815	$56,186	$29,908